                                                                   EXHIBIT 10.18

                               SUPPLY AGREEMENT
                               ----------------

          THIS IS A SUPPLY AGREEMENT dated as of the 30th day of March, 1992 (the "Agreement"), between CONE MILLS CORPORATION, a North Carolina corporation ("Cone"), and LEVI STRAUSS & CO., a Delaware corporation ("LS&CO.").

          WHEREAS, Cone is a major supplier of LS&CO. and LS&CO. is Cone's largest customer; and

          WHEREAS, Cone and LS&CO. have maintained, for more than 75 years, a unique, cooperative supplier/customer relationship for the development of Cone XXX denim fabrics used in the LS&CO. 501(R) family of jeans, a relationship premised in part on management compatibility and continuity; and

          WHEREAS, Cone and LS&CO. desire to solidify their relationship and assure its continuity;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is acknowledged, it is agreed:

          1.   Definitions.  For purposes of this Agreement, the following terms
               -----------
shall have the definitions indicated:

          1.1 "Change in Control" means the occurrence of any of the following events:

               (a) the individuals who at the date of this Agreement comprise the members of the Cone Board of Directors (together with any new director whose election by the Board of Directors or whose nomination for election by the company's shareholders was approved by a majority of the directors then still in office who were directors at the date of this Agreement or who were nominated by them) shall cease for any reason to comprise at least a majority of the members of the Board of Directors;

               (b) Cone consolidates with or merges into any other corporation or any corporation consolidates with or merges into Cone, or Cone becomes a subsidiary of another corporation, if, after giving effect to the transaction, the holders of Cone's voting securities immediately before the effective date of the transaction hold less than 50% of the voting securities of the surviving or parent corporation; or


               (c) any person (other than any person who is a director or stockholder of Cone at the date of this Agreement, Cone, a subsidiary of Cone or a Cone employee benefit plan, including any trustee of such a plan acting as trustee) shall purchase or otherwise acquire or hold beneficial ownership of securities of Cone and, as a result of those purchases and acquisitions, directly or indirectly beneficially owns in the aggregate securities of Cone representing 50% or more of Cone's then outstanding voting securities (it being understood that the terms "person" and "beneficial ownership" used in this paragraph 1.1(c) have the meanings given them in Sections 13 (d) and 14 and Rule 13d 3, respectively, of and under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

          1.2 "Contract Price" means, at any point in time, the average market price per yard then being paid by LS&CO. in the ordinary course of business (excluding special arrangements not in effect on the date of this Agreement and not generally prevailing in the market) for indigo denim of comparable weight and color purchased for all jeans applications excluding the 501(R) jeans family, plus a percentage premium which has been paid for 501(R) jeans fabric over and above the average price for the aforementioned fabrics for the immediately preceding sixteen (16) calendar quarters.

          1.3 "Order Documentation" means the purchase orders, confirmations of sales, invoices and other documents currently used by Cone and LS&CO. in documenting orders by, and shipments to, LS&CO., of XXX Denim, the forms of which are attached as Exhibit A to this
                                                         --------
               Agreement.

          1.4 "White Oak Plant" means Cone's facility known as the White Oak Plant located on Fairview Street in Greensboro, North Carolina, including the real property, machinery and equipment and furnishings and fixtures and service functions located at such facility.

          1.5 "Vendor Certification Requirements" means the quality, service and fabric construction qualifications established in writing by LS&CO. for its vendors from time to time.

          1.6 "XXX Denim" means any and all denim fabric of the construction and physical characteristics which has been approved by LS&CO. in its Vendor Certification Program for use, or is in fact used, in the 501(R) family of jeans.

          2.   Requirements Agreement
               ----------------------

          2.1 Generally: LS&CO. agrees to purchase from Cone, and Cone agrees to manufacture and sell to LS&CO., all XXX Denim that may be required by LS&CO. in its business. Cone shall not sell, or otherwise make XXX Denim available, to any person other than LS&CO., and LS&CO. shall not purchase, or otherwise obtain XXX Denim from, any other source than Cone, during the term of the obligations created by this Section 2; that is, this is an "exclusive" agreement on the part of both LS&CO. and Cone.

          2.2 Ordering and Pricing: Cone shall deliver XXX Denim to LS&CO. in accordance with specific orders placed by LS&CO. Cone and LS&CO. shall document those orders and deliveries by use of, and their terms (including, without limitation, those relating to warranties, remedies and shipment terms and except as otherwise set forth in this Agreement) shall be governed by, the Order Documentation. Cone and LS&CO. shall determine the price for a specific delivery at or before the time LS&CO. places the order for that delivery, it being understood that Cone and LS&CO. intend to be bound in respect of and to conclude these specific sales even though the price for specific sales is not settled as of the date of this Agreement.

          2.3 Term: The obligations of Cone and LS&CO. under this Section 2 shall continue until the termination of those obligations in accordance with Section 3 or 5 of this Agreement. A Change in Control shall not of itself impair, limit or affect or limit those obligations, in any respect, unless and until LS&CO. provides to Cone the written notice contemplated by Section 3.2 of this Agreement.

          3.   Change in Control
               -----------------

          3.1 Generally: For a period of one year from and after a Change in Control, LS&CO. may elect to terminate the requirements obligation established by Section 2 of this Agreement and implement an alternative, "wind-down" arrangement on the terms and conditions set forth in this Section 3, it being understood that this one-year period may, at LS&CO.'s option, be treated as not "running" until LS&CO. receives notice from Cone of a Change in Control as contemplated by Section 11 of this Agreement.

          3.2 Commencement and Term: The termination of Section 2 and the alternative arrangement established by this Section 3 shall become effective on the date Cone receives a written notice to that effect from LS&CO., and shall, unless terminated in accordance with Section 5 of this Agreement, remain in effect for a period of three years after that notice is received by Cone.

          3.3 Quantity: Cone shall be obligated to manufacture and sell to LS&CO. up to thirty million (30,000,000) yards of XXX Denim during each calendar quarter during the effective period described in Section 3.2, it being understood that this amount shall be prorated for any partial quarters. LS&CO. shall be obligated to purchase from Cone only those amounts of XXX Denim it orders, but shall have no "requirements" or minimum purchase obligation.

          3.4 Ordering: Cone shall deliver XXX Denim to LS&CO. in accordance with specific orders placed by LS&CO. Cone and LS&CO. shall document those orders and deliveries by use of, and their terms including, without limitation, those relating to warranties, remedies and shipment terms and except as otherwise set forth in this Agreement) shall be governed by, the Order Documentation.

          3.5 Price: The price per yard for XXX Denim sold under this Section 3 will be the Contract Price as of the order date, calculated and effective. in accordance with the normal practice of the parties as it exists on the date of this Agreement. In addition, LS&CO. shall pay Cone an amount equal to 1.5% of the total purchase price of purchases by LS&CO. of XXX Denim for any calendar quarter in which LS&CO. purchases less than 15 million (15,000,000) yards of XXX Denim.

          3.6  Exclusivity:  During the effective period described in Section
               3.2 of this Agreement, and so long as LS&CO. purchases ten million (10,000,000) yards of XXX Denim per calendar quarter under this Section 3, Cone will sell XXX Denim exclusively to LS&CO.

          3.7 Later Change in Control: A decision by LS&CO. not to elect to implement the alternative arrangement contemplated by this
               Section 3 within one year after a Change in Control shall not limit or otherwise affect its ability to so elect-following a later Change in Control.

          4.   Lease Option
               ------------

          4.1 Generally: Subject to the provisions of Section 4.4 and Section 5 of this Agreement, in the event that Cone fails to supply XXX Denim to LS&CO. in accordance with the provisions of Section 3 of this Agreement, LS&CO. may, at its option, lease, obtain possession of, operate and retain the output of the White Oak Plant, on the terms and conditions contained in this Section 4 and in a lease agreement substantially in the form attached to this Agreement as Exhibit B. The term of the lease shall commence
                                 --------
               75 days after LS&CO. provides to Cone the option exercise notice contemplated by Section 4.2 of this Agreement, and shall expire on the fourth anniversary of the Change in Control giving rise to the establishment of the arrangement contemplated by Section 3 of this Agreement (the "Applicable Change in Control").

          4.2 Term and Exercise of Option: The term of the option shall begin on the date of delivery by LS&CO. to Cone of the notice contemplated by Section 3.2 of this Agreement and shall expire upon the earlier of: (a) three years after that notice is received by Cone or (b) on the fourth anniversary of the Applicable Change in Control. If and after the option becomes exercisable as contemplated by Section 4.1 of this Agreement, LS&CO. may exercise it by delivering to Cone a written notice to that effect. Cone and LS&CO. agree to execute the lease agreement upon exercise by LS&CO. of its option.

          4.3 Cooperation: Cone shall cooperate with LS&CO. and take such further actions as may be reasonably appropriate in order to enable LS&CO. to obtain XXX Denim through exercising its option, including, without limitation, maintaining the White Oak Plant in good repair and proper order, facilitating transition relationships with Cone's suppliers and other customers, and, after the Applicable Change in Control, permitting LS&CO. and its contractors, agents, employees, and permitted assigns to enter on and to inspect the property, and to conduct such engineering, mechanical, environmental, and other investigations as they may reasonably desire, all to be performed at LS&CO.'s expense. Cone and LS&CO. shall annually review changes and proposed changes by Cone in the manufacturing capabilities of the White Oak Plant and, should Cone, in accordance with its management and financial policies and practices, shift XXX Denim manufacturing capacities such that LS&CO. could not obtain XXX Denim by operating the White Oak Plant as contemplated by Section 4.1 of this Agreement, LS&CO. and Cone shall negotiate in good faith to adjust, in an equitable manner, the provisions of this Section 4 in order to provide LS&CO. with the ability to obtain XXX Denim by operating and retaining the output of such other facilities. Cone represents and warrants to LS&CO. that it is seized of the White Oak Plant in fee simple.

          4.4 Effectiveness: Notwithstanding its provisions or any other provisions of this Agreement, this Section 4 shall not become effective until Cone obtains an appropriate waiver under, or a termination or appropriate amendment of, its Credit Agreement, dated as of April 17, 1989, among Cone, the lenders named therein and Morgan Guaranty Trust Company of New York, as Agent, Cone having advised LS&CO. that the Credit Agreement may restrict its ability to enter into the arrangement contemplated by this
               Section 4. Cone has further advised LS&CO. that it intends to and believes it will be able to obtain such a waiver, amendment or termination by December 31, 1992. Cone shall regularly inform LS&CO. about its efforts to obtain the consent, amendment or termination. Cone agrees to use its best efforts to obtain the consent, and further agrees that, subject to the next sentence of this Section 4.4, it shall not, during the term of this Agreement, enter into credit or other agreements that prohibit or limit its ability to enter into and perform the arrangement contemplated by this Section 4. Cone and LS&CO. further agree, however, that: (a) this Section 4.4 shall not prevent Cone from granting mortgages, deeds of trust or security interests in its properties and (b) that the provisions of this Section 4 shall be subject to and subordinate to any such mortgages, deeds of trust and security interests but that the effectiveness of any such subordination shall be subject to receipt by LS&CO. of appropriate non-disturbance agreements or assurances from the beneficiary of those security instruments, all as contemplated by
               Section 19 of the form of lease agreement attached to this Agreement as Exhibit B.
                            ---------

          5.   Termination
               -----------

          5.1  Generally:  This Agreement shall terminate upon the earlier of:
               (a) March 30, 1997, if LS&CO. does not deliver to Cone the notice contemplated by Section 3.2 of this Agreement, and as that expiration date may be extended as described in this Section 5.1;
               (b) if LS&CO. delivers to Cone the notice contemplated by Section
               3.2 of this Agreement, three years after the delivery of that notice; or (c) its termination in accordance with Sections 5.2 or
               5.3 of this Agreement. Unless this Agreement has or is to be terminated as described in clauses (b) and (c) of the preceding sentence, the term (that is, the expiration date) of this Agreement shall, upon March 30 of each year, be automatically extended by one year, unless Cone or LS&CO. provides written notice to the other, during the month of February of that year, of its desire not to extend the term (for example, if such notice of non-extension is not given in February 1993, the term of this Agreement shall automatically be extended to March 30, 1998). If notice of non-extension is given, the term of the Agreement shall expire on the then effective expiration date.

          5.2 Certain Events: Either party, at its option and without prejudice to any other remedy to which it may be entitled either at law or in equity, may immediately terminate this Agreement by written notice to the other party on the occurrence of any of the following events: (i) the other party shall file a petition in bankruptcy or shall be adjudged a bankrupt; (ii) the other party shall file a petition in reorganization under the provisions of Federal or State bankruptcy laws; (iii) the other party shall become or be declared insolvent; (iv) a receiver of all or substantially all of the property of the other party shall be appointed and not removed within thirty days; (v) the other party shall make a general assignment for the benefit of its creditors; or (vi) there shall be a material breach by the other party of any provision of this Agreement or a substantial failure by the other party to perform one or more of its obligations under this Agreement, which shall not have been cured within fifteen (15) days after written notice specifying the nature of such breach or failure.

          5.3 Termination by LS&CO.: LS&CO. may, upon thirty (30) days written notice to Cone, terminate its obligations under Section 2 for any reason or for no reason, but that act shall have the effect of terminating the entire Agreement including, without limitation, its Sections 3 and 4.

          5.4 Effect of Termination: It is understood and agreed that, with respect to any termination of this Agreement, Cone and LS&CO. shall be bound to perform their obligations in respect of orders for XXX Denim outstanding as of the date of notice of termination or, in the case of termination by passage of time in accordance with clause (a) of Section 5.1, the date of termination.

          6.   Not Partners.  This Agreement does not constitute either party as
               ------------
an agent, partner, joint venturer or legal representative of the other for any purpose whatsoever, it being understood between the parties that each is to act as an independent party and is in no way authorized to make any agreement, contract, or representation on behalf of the other, or to create any obligation, express or implied, on behalf of the other.

          7.   Notices and Correspondence.  All notices which are required or
               --------------------------
permitted to be given pursuant to the terms of this Agreement must be in writing and will be deemed to have been duly given and made only if: served by personal delivery to the party for whom it is intended; delivered to an air courier guaranteeing overnight delivery; or deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address of such party as shown below. All such notices shall be deemed to have been duly given as follows: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. The addresses for the purpose of this paragraph 7 shall be those set forth below. These addresses may be changed by giving written notice of such change in the manner provided in this Section 7 for giving notice.

          To Cone:

          Cone Mills Corporation
          1201 Maple Street
          Greensboro, North Carolina 27405
          Attn: President

          with copy to:

          Cone Mills Corporation
          1201 Maple Street
          Greensboro, North Carolina 27405
          Attn: General Counsel

          To LS&CO.:

          Levi Strauss & Co.
          Levi's Plaza
          1155 Battery Street/LS-7
          San Francisco,. California 94111
          Attn: President
          with copy to:

          Levi Strauss & Co.
          Levi's Plaza
          1155 Battery Street/LS-7
          San Francisco, California 94111
          Attn: General Counsel


          8.   Assignment; Binding Effect.  Neither Cone nor LS&CO. may assign
               --------------------------
its rights or delegate its duties without the written consent of the other party, and any attempted assignment shall be void and unenforceable. This Agreement shall be binding upon the successors (including, without limitation, successors by merger, consolidation, sale of assets or otherwise by operation of law) and permitted assigns of LS&CO. and Cone.

          9.   Entire Agreement: Amendment.  This Agreement, together with the
               ---------------------------
Order Documentation and the schedule of LS&CO.'s requirements in prior years for XXX Denim previously prepared by the parties, contains all of the terms and conditions agreed upon by Cone and LS&CO. relating to their subject matter, and represents the final, complete and exclusive statement of the parties with respect to that subject matter, and supersedes all prior agreements, correspondence and communications (oral or written) with respect thereto between the parties. If there is any inconsistency between this Agreement and any of the order Documentation, this Agreement shall control. Neither this Agreement nor the Order Documentation may be amended or modified except by an instrument in writing signed by both parties.

          10.  Severability.  The provisions of this Agreement and the Order
               ------------
Documentation shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties, but if for any reason any of the provisions is unenforceable or invalid, such provision shall be deemed severed from this Agreement or the Order Documentation, as the case may be, and the remaining provisions shall be carried out with the same force and effect as if the severed provision provisions had not been a part of this Agreement or the Order Documentation, as the case may be.

          11.  Information About Control.  Cone shall promptly provide written
               -------------------------
notice to LS&CO. of the occurrence of any Change in Control and, in all events, shall promptly provide LS&CO. with copies of: (i) all proxy statements, registration statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports of Form 8-K and other documents it files with the Securities and Exchange Commission and (ii) all statements on Schedules 13D, 13G or 14D-1 under the Exchange Act, or notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, or acquiring person statements under The North Carolina Control Share Acquisition Act, or notices or statements called for by a "shareholder rights" or similar plan, it receives from a third party.

          12.  Further Assurances.  Cone and LS&CO. agree to sign such other
               ------------------
documents (including, without limitation, the signing by Cone, after the Applicable Change in Control and upon request of LS&CO., a memorandum of option, for recording with the appropriate local real estate recorder), and to take such other actions as may be appropriate in order to effect the transactions and implement the relationships contemplated by this Agreement. For example, in view of the importance to their relationship of management compatibility and continuity, LS&CO. shall notify Cone of any changes in control of LS&CO., it being understood that a change in control of LS&CO. does not affect in any way either party's rights or obligations under this Agreement.

          13.  Remedial Matters.  It is expressly understood and agreed that the
               ----------------
provisions of this Agreement (including, without limitation, its Section 4) are in addition to, and not in place or exclusive of, any rights and remedies Cone or LS&CO. may have under applicable law, including those under the Uniform Commercial Code or the common law. It is further understood and agreed that damages would not adequately compensate LS&CO. were Cone to breach its obligations to supply XXX Denim to LS&CO. under this Agreement, that XXX Denim and the relationship of LS&CO. and Cone is unique and, therefore, that LS&CO. shall be entitled to a decree of specific performance should Cone breach those obligations.

          14.  Force Majeure.  Cone shall not be liable for any delay in its
               -------------
performance under this Agreement due to causes beyond its control, including, without limitation, acts of God, riot, war, embargoes, acts of civil or military authorities, fire, flood, inclement weather, accidents, quarantine restrictions, strikes, delays in transportation, shortages of transportation, shortages of material or labor or any other cause beyond its control.

          15.  Governing Law.  The validity, interpretation, and performance of
               -------------
this Agreement shall in all respects be governed by and construed according to the laws of the state of California including, without limitation, Sections 2305(1)(b)(in respect of Section 2.2 of this Agreement) and 2306 (in respect of Sections 2 and 3 of this Agreement) of, and the other provisions of, the California Uniform Commercial Code.

          16.  Dispute Resolution.  Cone and LS&CO. agree that fast and
               ------------------
equitable Settlement of disputes arising under or in connection with this Agreement is to their mutual advantage and is in the best interests of maintaining the business relationships underlying this Agreement. To that end, Cone and LS&CO. agree to use their best efforts (including, without limitation, the participation of senior management) to resolve all differences of opinion and to settle all disputes through cooperation and consultation.

          17.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                                  CONE MILLS CORPORATION

                                                  By:  ________________________
                                                       Title: _________________


                                                  LEVI STRAUSS & CO.

                                                  By: _________________________
                                                      Title:___________________

Exhibits:

Exhibit A  Order Documentation
Exhibit B  Form of Lease Agreement

                      FIRST AMENDMENT TO SUPPLY AGREEMENT
                      -----------------------------------



          THIS IS A FIRST AMENDMENT TO SUPPLY AGREEMENT dated as of April 15, 1992 (the "First Amendment"), between CONE MILLS CORPORATION, a North Carolina corporation ("Cone"), and LEVI STRAUSS & CO., a Delaware corporation ("LS&CO.").


                              B A C K G R O U N D
                              -------------------


          Cone and LS&CO. are parties to a Supply Agreement, dated as of March 30, 1992 (the "Agreement"). They wish to amend the Agreement in the manner described in this First Amendment. This First Amendment is intended to be and is an "instrument in writing signed by both parties" as contemplated by Section 9 (captioned "Entire Agreement; Amendment") of the Agreement.


THE PARTIES AGREE AS FOLLOWS:


1.   Amendment to Section 1 3
     ------------------------

          Section 1.3 of the Agreement is amended in its entirety as follows:

          "Order Documentation" means the purchase orders, confirmations of sales, invoices, releases, electronic data interchange protocols and communications and other documents and communications customarily used by Cone and LS&CO. in documenting orders by, and shipments to, LS&CO., of XXX Denim.


2.   Amendment to Section 9
     ----------------------

          Section 9 of the Agreement is amending by amending its last sentence in its entirety as follows:

          This Agreement may not be amended or modified except by an instrument in writing signed by both parties. The Order Documentation may not be amended or modified except as approved by both parties, it being understood that Cone and LS&CO. have and continue to work cooperatively in adapting new technologies and practices in order to improve the efficiency of ordering and shipment of XXX Denim.

3.   Conforming Changes
     ------------------

          The signature page of the Agreement is amended by deleting the phrase "Exhibit A Order Documentation" appearing below the signatures, it being understood that the Agreement now has only one exhibit, the form of lease agreement identified as "Exhibit B."


4.   No Other Modifications
     ----------------------

          Except as expressly described in this First Amendment, Cone and LS&CO. do not intend to and are not modifying any other provisions of the Agreement, and the Agreement, as amended by this First Amendment, remains in full force and effect


          IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized officers as of the date and year first above written.


                                                  CONE MILLS CORPORATION


                                                  By:  ________________________
                                                       Title: _________________



                                                  LEVI STRAUSS & CO.


                                                  By:  ________________________
                                                       Title: _________________